UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 27, 2011
Athersys, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33876	20-4864095

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3201 Carnegie Avenue, Cleveland, Ohio	44115-2634

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (216) 431-9900

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-1.1
EX-4.1
EX-5.1
EX-10.1
EX-99.1

Item 8.01. Other Events.
     Athersys, Inc. (the “Company”) is filing herewith the following exhibits to its Registration Statement on Form S-3 (File No. 333-164336):
1.	Placement Agency Agreement, dated as of January 27, 2011, by and among the Company and William Blair & Company, L.L.C. and First Analysis Securities Corporation;

2.	Form of Warrant; and

3.	Opinion of Jones Day.
     On January 27, 2011, the Company entered into a Placement Agency Agreement (the “Placement Agreement”) with William Blair & Company, L.L.C. and First Analysis Securities Corporation (together, the “Placement Agents”) pursuant to which the Placement Agents agreed to use their reasonable best efforts to arrange for the sale of up to 4,366,667 shares of the Company’s common stock, $0.001 par value per share (“Common Stock”), and warrants to purchase up to an additional 1,310,000 shares of Common Stock in a registered direct public offering (the “Offering”). The securities will be sold in multiples of a fixed combination consisting of (i) one share (the “Shares”) of Common Stock and (ii) one warrant to purchase 0.3 of a share of Common Stock (the “Warrants,” and together with the Shares, the “Securities”). The sale of the Securities is being made pursuant to Subscription Agreements (the “Subscription Agreements”) between the Company and each investor party thereto at a purchase price of $3.00. The Warrants are exercisable for 0.3 of a share of common stock at a price of $3.55 per share and may be exercised by the holders thereof at any time from and after the closing of the Offering until their expiration five years from the date of issuance.
     The Company has agreed to pay the Placement Agents a fee equal to 7% of the gross proceeds received in the Offering (the “Placement Fee”). The Company has also agreed to reimburse the Placement Agents for up to the lesser of (i) $100,000 in the aggregate or (ii) 8% of the gross proceeds received by the Company from the Offering, less the Placement Fee, for certain expenses incurred by them in connection with the Offering, including reasonable legal fees and disbursements of counsel to the Placement Agents.
     The net proceeds to the Company from the Offering, after deducting placement agents’ fees and the Company’s estimated offering expenses, are expected to be approximately $11.8 million. The Offering is expected to close on or about February 2, 2011, subject to the satisfaction of customary closing conditions. The Company intends to use these net proceeds for general working capital purposes.
     A copy of the Placement Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference, and the description of the material terms of the Placement Agreement is qualified in its entirety by reference to such exhibit. A copy of the form of Subscription Agreement and the form of Warrant are filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The descriptions of the material terms of the Subscription Agreements and the Warrants are qualified in their entirety by reference to such exhibits.
     On January 28, 2011, the Company issued a press release announcing the Offering. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

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Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Exhibit Description
1.1	Placement Agency Agreement, dated as of January 27, 2011, by and among the Company and William Blair & Company, L.L.C. and First Analysis Securities Corporation.
4.1	Form of Warrant.
5.1	Opinion of Jones Day.
10.1	Form of Subscription Agreement.
23.1	Consent of Jones Day (included as part of Exhibit 5.1).
99.1	Athersys, Inc. Press Release, dated January 28, 2011.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 28, 2011

ATHERSYS, INC.
By:	/s/ Laura K. Campbell
	Name:	Laura K. Campbell
	Title:	Vice President, Finance

EXHIBIT INDEX

Exhibit No.	Exhibit Description
1.1	Placement Agency Agreement, dated as of January 27, 2011, by and among the Company and William Blair & Company, L.L.C. and First Analysis Securities Corporation.
4.1	Form of Warrant.
5.1	Opinion of Jones Day.
10.1	Form of Subscription Agreement.
23.1	Consent of Jones Day (included as part of Exhibit 5.1).
99.1	Athersys, Inc. Press Release, dated January 28, 2011.